UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2024

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, D517 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 479-3016

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2024, Clubhouse Media Group (the “Company”) announced that Scott Hoey, Chief Financial Officer of the Company has resigned from his role, effective September 3, 2024. Mr. Hoey has resigned for personal reasons and there were no disagreements between Mr. Hoey and the Company. His departure is not related to the operations, policies or practices of the Company or any issues regarding accounting policies or practices.

Amir Ben-Yohanan, the Chief Executive Officer of the Company shall serve as interim Chief Financial Officer and assume the duties of the principal financial officer of the Company until the Company replaces Mr. Hoey.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2024	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer

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